HOUSTON, TX— August 27, 2013……….. Petro River Oil Corp (the “Company” or “Petro River”) announces that on August 26, 2013 that the Company made a filing with the Financial Industry Regulatory Authority (“FINRA”) notifying FINRA of the Company’s intent to effectuate a reverse stock split of its common stock, at a ratio of 1 for 25. The Company received approval from its shareholders on September 7, 2012 to effectuate this reverse stock split, and the Company anticipates that the reverse stock split will be effective on September 5, 2013. However, no assurances can be made that the reverse stock split will be completed on this date.

Forward-Looking Statements

This news release contains forward-looking and other statements that are not historical facts. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward looking statements will not occur, which may cause actual performance and results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward looking statements.

The forward-looking statements contained in this news release are made as of the date of this news release. Petro River disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities law. Additionally, Petro River undertakes no obligation to comment on the expectations of, or statements made, by third parties in respect of the matters discussed above.

Contact Information:

Investor Relations:
gary@petroriveroil.com
212-596-7090
www.petroriveroil.com